Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-08369-01, 333-108272, and 333-112329 of United Parcel Service, Inc. on Form S-3 and in Registration Statements No. 333-90792, 333-93213, 333-34054, 333-61112, 333-65096, 333-65606, and 333-70708 of United Parcel Service, Inc. on Form S-8 and in Registration Statements No. 333-72127, 333-24805, 333-23969, and 333-23971 of United Parcel Service of America, Inc. on Form S-8 of our reports dated March 14, 2006 relating to the consolidated financial statements of United Parcel Service, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for stock compensation to conform with Statement of Financial Accounting Standards No. 123 effective January 1, 2003) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 14, 2006